EXHIBIT (q)(14)

                                POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Boston Income Portfolio, a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

        Signature                       Title                        Date


/s/ Michael W. Weilheimer
-------------------------    President, Principal Executive    December 29, 2004
Michael W. Weilheimer        Officer


/s/ Barbara E. Campbell
-------------------------    Treasurer and Principal Financial December 29, 2004
Barbara E. Campbell          and Accounting Officer


/s/ James B. Hawkes
-------------------------               Trustee                December 29, 2004
James B. Hawkes


/s/ Samuel L. Hayes, III
-------------------------               Trustee                December 28, 2004
Samuel L. Hayes, III


/s/ William H. Park
-------------------------               Trustee                December 29, 2004
William H. Park


/s/ Ronald A. Pearlman
-------------------------               Trustee                December 29, 2004
Ronald A. Pearlman



-------------------------               Trustee
Norton H. Reamer


/s/ Lynn A. Stout
-------------------------               Trustee                December 28, 2004
Lynn A. Stout